UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________________________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 24, 2023

NUVVE HOLDING CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40296	86-1617000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2488 Historic Decatur Road, Ste 200	San Diego,	California	92106
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (619) 456-5161

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	NVVE	The Nasdaq Stock Market LLC
Warrants to Purchase Common Stock	NVVEW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The management of Nuvve Holding Corp (the “Company”) has re-evaluated its accounting for the issuance of warrants to Stonepeak Rocket Holdings LP and Evolve Transition Infrastructure LP (collectively “Stonepeak and Evolve”) issued during the second quarter ended June 30, 2021 and the related deferred financing costs. Also, the Company has re-evaluated its accounting for the issuance of warrants to an accredited investor during the third quarter ended September 30, 2022 in connection with a securities purchase agreement.

The Company concluded that unvested warrants issued to Stonepeak and Evolve on May 17, 2021 should have been accounted for as a single unit of account as opposed to multiple units of account. As a single unit of account, the unvested warrants’ settlement value is impacted by the amount of capital expenditures associated with Levo’s customer contracts, which caused the unvested warrants to not be indexed to the Company's equity (Levo is a consolidated entity of the Company). As a result, the value of these unvested warrants, which were previously recorded in equity in the amount of $8.0 million, are required to be reclassified as liabilities on the consolidated balance sheet in the amount of $8.0 million for the Affected Periods (as defined below), with subsequent changes in fair value recorded in the consolidated statements of operations. The Company also concluded that it should have expensed the financing costs that were originally deferred and record the related impact on non-controlling interest. These $46.8 million financing costs represented the fair value of warrants and stock option (collectively, the "Instruments") granted to Stonepeak and Evolve in May 2021 in return for their planned subsequent capital commitment to fund up to $750 million in V2G enabled EV fleet deployments of school buses through Levo. The Company has determined it should have recognized such amount as an expense during the year ended December 31, 2021, as it concluded that there was not sufficient basis to record deferred financing costs associated with Stonepeak and Evolve’s plans to contribute capital to the Levo venture. The recognition of expense based on the fair value of the Instruments issued does not impact the expectation that Stonepeak and Evolve may make future capital contributions or the pursuit of customer deployments funded by such capital agreement. The Company also concluded that unrelated warrants issued to an institutional/accredited investor during the third quarter of 2022 which were recorded in equity in the amount of $2.7 million should have been recorded to liabilities at fair value on the condensed consolidated balance sheet in the amount of $2.7 million, with subsequent changes in fair value recorded in the condensed consolidated statements of operations because the warrants were deemed not to be indexed to the Company's equity. The changes resulting from these matters are non-cash.

The Company also concluded that associated income tax expense or benefit and related deferred tax assets or liabilities must also be adjusted including the impact of valuation allowance, due to the aforementioned accounting changes.

As a result of the foregoing, on March 24, 2023 the Company’s management and the audit committee of the Company’s board of directors (the “Audit Committee”) concluded that the Company’s previously issued (i) unaudited interim consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on August 13, 2021; (ii) unaudited interim consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed with the SEC on November 12, 2021; (iii) audited annual consolidated financial statements included in the Company’s Annual Report on Form 10-K for the for the year ended December 31, 2021, filed with the U.S. Securities and Exchange Commission (“SEC”) on March 31, 2022; (iv) unaudited interim consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the SEC on May 12, 2022; (v) unaudited interim consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, filed with the SEC on August 11, 2022; and (vi) unaudited interim consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022, filed with the SEC on November 14, 2022 (collectively, the “Affected Periods”) should no longer be relied upon and that it is appropriate to restate the Company’s financial statements for all of the Affected Periods. As such, the Company intends to restate its consolidated financial statements for all of the Affected Periods as soon as practicable. The Company will file an amended Form 10-K for the year ended December 31, 2021 and amended Forms 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022 which will include the restated consolidated financial statements for all of the Affected Periods.

The restatement will not have any impact on the Company’s cash position, current assets, current liabilities, revenues or operating expenses. The Company’s management has concluded that a material weakness existed, and continues to exist, in the Company’s internal control over financial reporting to address the accounting of complex financial instruments during the Affected Periods and subsequent periods, including for the year ended December 31, 2022. The Company’s remediation plan with respect to such material weakness will be described in more detail in Item 9A Controls and Procedures of From 10-K/A for the year ended December 31, 2021.

The Audit Committee and Company management have discussed the matters disclosed in this Current Report on Form 8-K with Deloitte and Touche, LLP, the Company’s current independent registered public accounting firm. The Company management have also discussed the matters disclosed in this Current Report on Form 8-K with Moss Adams, LLP, the Company’s former independent registered public accounting firm.

Cautionary Statement Regarding Forward Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the federal securities laws. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the impact of the Company’s restatement of certain historical financial statements, the Company’s cash position and any proposed remediation measures with respect to identified material weaknesses. These statements are based on current expectations on the date of this Current Report on Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. These risks and uncertainties include, but are not limited to, further changes in or developments regarding accounting treatment, among others. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2023

NUVVE HOLDING CORP.

By:	/s/ Gregory Poilasne
Gregory Poilasne
Chairman and Chief Executive Officer
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